Exhibit 23.1
CONSENT OF COUNSEL
We hereby consent to the use in this Pre-effective Amendment No. 5 to the Registration Statement, of our opinion dated October 29, 2007, and to the reference to our Firm in the “Legal Matters” section of the Prospectus.
/s/ MORRIS JAMES LLP
November 21, 2007